Exhibit 4

POWER OF ATTORNEY

Know all men by these presents that the undersigned hereby appoints each of Jay B. Gould and Michael Wu, signing singly, to be his true and lawful attorneys-in-fact to:

(1) obtain EDGAR access codes for purposes of submitting securities filings with the U.S. Securities and Exchange Commission;

(2) execute for and on behalf of the undersigned, in the undersigned’s capacity as director of Prestige Trade Investment Limited, a BVI company (the “Company”), Schedules 13D or 13G in accordance with Section 13(d) of the Exchange Act and the rules thereunder, as well as Forms 3, 4 or 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules thereunder;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedules 13D or 13G, or Forms 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the U.S. Securities and Exchange Commission;

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in service in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with the filing requirements of Section 13 and Section 16 of the Exchange Act.

The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedules 13D or 13G, or Forms 3, 4, or 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in signed writing delivered to the foregoing attorneys-in-fact. The Power of Attorney shall terminate with respect to each attorney-in-fact hereby appointed if and when such attorney-in-fact shall no longer work for Pillsbury Winthrop Shaw Pittman LLP.

In witness whereof, the undersigned has caused this Power of Attorney to be executed this 28th day of March 2012.

/s/ Chidong Wang
Chidong Wang